UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2018 (Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-5415 (Commission File Number)	36-0879160 (IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.
On June 1, 2018, A.M. Castle & Co., a Maryland corporation (the “Company”) entered into an Amendment No. 1 to Revolving Credit and Security Agreement (the “Credit Agreement Amendment”) by and among the Company, the other borrowers and guarantors party thereto and PNC Bank, National Association as the agent and the lenders, which amends that certain Revolving Credit and Security Agreement dated as of August 31, 2017 (as amended by the Credit Agreement Amendment, the “Expanded Credit Facility”) to provide for additional borrowing capacity.

The Expanded Credit Facility provides for an additional $25 million last out Revolving B credit facility made available in part by way of a participation in the Revolving B credit facility by certain of the company’s shareholders. The Revolving B credit facility will bear interest at 12.0% per annum and which will be paid-in-kind unless the Company elects to pay such interest in cash and the Revolving B payment conditions specified in the Expanded Credit Facility are satisfied. The existing Revolving A credit facility will bear interest based upon a grid with the highest interest rate of LIBOR plus 3%, as set forth in the Expanded Credit Facility. Borrowings under both the existing Revolving A credit facility and Revolving B credit facility will mature on February 28, 2022. The Expanded Credit Facility continues to be secured by substantially all personal property assets of the Company and its domestic subsidiary guarantors.

In connection with the Credit Agreement Amendment, the Company entered into a Supplemental Indenture and Amendment No. 1 (the “Supplemental Indenture”) by and among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent, which amends that certain Indenture dated as of August 31, 2017 (as amended by the Supplemental Indenture, the “Amended Indenture”). The Supplemental Indenture, among other things, increases the cap on indebtedness under the Expanded Credit Facility to $175 million (plus up to an additional $15 million), as set forth in the Supplemental Indenture.

The Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Credit Agreement Amendment and the Expanded Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Supplemental Indenture is filed as Exhibit 10.2 to this Current Report on Form 8-K. The description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 10.2 to this Current Report on Form 8-K.

On June 1, 2018, the Company issued a press release announcing its entry into the Expanded Credit Facility. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1
Amendment No. 1 to Revolving Credit and Security Agreement dated June 1, 2018 between the Company and certain of its subsidiaries, PNC Bank, National Association, as lender and as administrative and collateral agent, and the other lenders party thereto

10.2	Supplemental Indenture and Amendment No. 1 dated June 1, 2018 between the Company, certain of its subsidiaries, Wilmington Savings Fund Society, FSB, as Trustee and Collateral Agent
99.1	Press Release dated June 1, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

	By:	/s/ Marec E. Edgar
June 4, 2018		Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 1 to Revolving Credit and Security Agreement dated June 1, 2018 between the Company and certain of its subsidiaries, PNC Bank, National Association, as lender and as administrative and collateral agent, and the other lenders party thereto

10.2	Supplemental Indenture and Amendment No. 1 dated June 1, 2018 between the Company, certain of its subsidiaries, Wilmington Savings Fund Society, FSB, as Trustee and Collateral Agent
99.1	Press Release dated June 1, 2018

5